UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________
FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

_____________________

PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

25 Phillips Parkway
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 581-2401

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On November 3, 2006, the Board of Directors of Platinum Energy Resources, Inc. (“Platinum Energy”) accepted Mr. Richard Sherry’s resignation as a member of the Board of Directors of Platinum Energy, effective as of November 3, 2006. Mr. Sherry intends to join Platinum Energy as a consultant on issues of taxation and finance, following the closing of Platinum Energy’s proposed transaction with Tandem Energy Corporation.

ITEM 8.01 OTHER EVENTS.

On November 3, 2006, Platinum Energy Resources, Inc. (“Platinum Energy”) entered into a Warrant Clarification and Confirmation Agreement (the “Warrant Clarification”) to clarify and confirm the terms of the Warrant Agreement, dated as of October 24, 2005 (the ‘‘Warrant Agreement’’), by and between Platinum Energy and American Stock Transfer & Trust Company, as Warrant Agent. The Warrant Clarification clarified and confirmed, consistent with the terms of the Warrant Agreement and the disclosure contained in Platinum Energy’s Prospectus dated October 24, 2005, that if Platinum Energy is unable to deliver securities pursuant to the exercise of a warrant because a registration statement under the Securities Act of 1933, as amended, with respect to the common stock is not effective, then in no event would Platinum Energy be obligated to pay cash or other consideration to the holders of warrants or otherwise “net-cash settle” any warrant exercise.

On November 3, 2006, the Platinum Energy entered into a similar clarification agreement with the holders of the unit purchase options issued in connection with the Platinum Energy’s initial public offering.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)		Exhibits

	4.1	Warrant Clarification and Confirmation Agreement, dated as of November 3, 2006, between Platinum Energy Resources, Inc. and American Stock Transfer and Trust Company

	4.2	Amendment to Unit Purchase Options, dated as of November 3, 2006, among Platinum Energy Resources, Inc. and the holders of Unit Purchase Options

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: November 8, 2006
/s/ Barry Kostiner
Barry Kostiner
Chief Executive Officer